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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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RPC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RPC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2170 Piedmont Road, NE, Atlanta, Georgia 30324

TO THE HOLDERS OF THE COMMON STOCK:

    PLEASE TAKE NOTICE that the 2001 Annual Meeting of Stockholders of RPC, Inc., a Delaware corporation ("RPC" or "the Company"), will be held at the Company's offices located at 2170 Piedmont Road, NE, Atlanta, Georgia, on Tuesday, April 24, 2001, at 9:30 A.M., or any adjournment thereof, for the following purposes:

  (1)
  To elect three Class III directors to the Board of Directors;

  (2)
  To elect one Class II director to the Board of Directors; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Proxy Statement dated March 26, 2001 is attached.

    The Board of Directors has fixed the close of business on February 26, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

    Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                       BY ORDER OF THE BOARD OF DIRECTORS

                       Linda H. Graham, Secretary

Atlanta, Georgia
March 26, 2001

PROXY STATEMENT

    This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 26, 2001.

    The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 24, 2001 is submitted to the stockholders for their information.

SOLICITATION OF AND POWER TO REVOKE PROXY

    A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

    A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority if he so elects, by contacting either proxyholder.

RECENT DEVELOPMENTS

    On February 12, 2001, the Board of Directors of RPC approved plans to spin-off Chaparral Boats, Inc. ("Chaparral"), the recreational powerboat manufacturing business of RPC, to RPC stockholders. RPC accomplished the spin-off by contributing 100 percent of the issued and outstanding Common Stock of Chaparral to Marine Products Corporation ("Marine Products"), a newly formed wholly-owned subsidiary of RPC, and then distributing the Common Stock of Marine Products to RPC stockholders. Holders of RPC Common Stock received 0.6 shares of Marine Products Common Stock for each share of RPC Common Stock owned at the close of business on February 16, 2001, the record date for the spin-off. The spin-off occurred on February 28, 2001, and as of that date, Marine Products became an independent public company. Marine Products Common Stock is listed on the American Stock Exchange, and trades under the ticker symbol "MPX".

    RPC continues to own oil and gas services businesses including Cudd Pressure Control, Patterson Services and Patterson Tubular Services as well as other business operations and assets. Marine Products, through its wholly-owned subsidiary Chaparral, will continue to design, manufacture and sell recreational fiberglass powerboats in the sportboat, deckboat and cruiser markets.

CAPITAL STOCK

    The outstanding capital stock of the Company on February 26, 2001 consisted of 28,353,795 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 26, 2001, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

    The name and address of each stockholder who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 26, 2001, together with the number of shares so owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executives"), and the executive officers and directors of the Company as a group (according to information received by the Company), is set out below:

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Outstanding Shares
FMR Corporation 82 Devonshire Street Boston, Massachusetts	2,903,700	(2)	10.2
R. Randall Rollins Chairman of the Board and Chief Executive Officer 2170 Piedmont Road, NE Atlanta, Georgia	15,534,999	(3)	54.8
Gary W. Rollins Director 2170 Piedmont Road, NE Atlanta, Georgia	15,576,389	(4)	54.9
Richard A. Hubbell President and Chief Operating Officer 2170 Piedmont Road, NE Atlanta, Georgia	362,808	(5)	1.3
James A. Lane, Jr. Executive Vice President and President, Chaparral Boats, Inc. 2170 Piedmont Road, NE Atlanta, Georgia	134,130	(6)	0.5
Jonathan W. Moss Executive Vice President 2170 Piedmont Road, NE Atlanta, Georgia	40,000	(7)	0.1
Ben M. Palmer Vice President, Chief Financial Officer and Treasurer 2170 Piedmont Road, NE Atlanta, Georgia	40,500	(8)	0.1
All Directors and Executive Officers as a group (10 persons)	17,657,433	(9)	61.9
(1)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2001.

(3)
Includes 434,195 shares of the Company held as Trustee, Guardian, or Custodian for his children or as Custodian for the children of his brother, Gary W. Rollins. Also includes 1,385,560 shares of the Company in four trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Also includes 12,493,828 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 345,600 shares owned by Rollins Holding Company, Inc. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc. Also includes 299,101 shares held by Rollins Investment Fund, a Georgia general partnership, of which Mr. Rollins is a general partner. Also includes 73,430 shares held by RWR Investment Partnership, a Georgia limited partnership, of which Mr. Rollins is a general partner. Does not include 23,333* shares of the Company held by his wife.

(4)
Includes 401,665 shares of the Company held as Trustee or Custodian for his children or as Custodian for the grandchildren of his brother, R. Randall Rollins. Also includes 1,358,680 shares of the Company in four trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 12,493,828 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 345,600 shares owned by Rollins Holding Company, Inc. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc. Also includes 301,334 shares held by Rollins Investment Fund, a Georgia general partnership, of which Mr. Rollins is a general partner. Does not include 100,004* shares of the Company held by his wife.

(5)
Includes 135,200 shares subject to options that are currently exercisable or that become exercisable within 60 days of the date hereof, and 148,000 shares of restricted stock awards. One-third of the options and performance restricted stock awards that have not been earned and issued into escrow will be surrendered for cancellation and replaced with options and awards under the Marine Products 2001 Employee Stock Incentive Plan.

(6)
Includes 40,000 shares of restricted stock awards. See information contained in footnote (3) to the Summary Compensation table in the Executive Compensation section.

(7)
Includes 32,000 shares of restricted stock awards.

(8)
Includes 19,200 shares subject to options that are currently exercisable or that become exercisable within 60 days of the date hereof, and 19,200 shares of restricted stock awards. One-third of the options and performance restricted stock awards that have not been earned and issued into escrow will be surrendered for cancellation and replaced with options and awards under the Marine Products 2001 Employee Stock Incentive Plan.

(9)
Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once. Includes an aggregate of 428,800 shares which may be purchased by 5 executive officers upon exercise of options that are currently exercisable or that become exercisable within 60 days of the date hereof, or restricted stock grants awarded to or earned by them pursuant to the Company's 1984 Incentive Stock Option Plan and 1994 Employee Stock Incentive Plan.

*
Messrs. R. Randall Rollins and Gary W. Rollins disclaim any beneficial interest in these holdings.

ELECTION OF DIRECTORS

    At the Annual Meeting, Messrs. Wilton Looney, Gary W. Rollins and James A. Lane, Jr. will be nominated to serve as Class III directors and Linda H. Graham will be nominated to serve as a Class II director. The directors in each class serve for a three year term, except that Ms. Graham, who has agreed to fill the vacancy created by the death of John W. Rollins, will serve a two year term and stand for re-election at the expiration of the term of other directors serving as Class II directors. The director nominees will serve in their respective class until their successors are elected and qualified. Four other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's Bylaws which provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below as directors. Although Management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

    The name and age of each of the four director nominees, his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by him or her and the percentage of outstanding shares that ownership represents, all as of the close of business on February 26, 2001, (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years. Each director was originally elected as a director shortly after incorporation of the Company in January 1984, with the exception of Messrs. Richard A. Hubbell and James A. Lane, Jr., who were elected as directors on January 27, 1987, and Linda H. Graham, who is a current director nominee.

Names of Nominees	Principal Occupation(1)	Age	Common Stock(2)		Percentage of Outstanding Shares
Class II (Term Expires 2003)
Linda H. Graham	Vice President and Secretary	64	81,731	(3)	0.3
Class III (New Term Expires 2004)
Wilton Looney	Honorary Chairman of the Board of Genuine Parts Company (automotive parts distributor).	81	1,200		less than 0.1
Gary W. Rollins(4)	President and Chief Operating Officer of Rollins, Inc. (consumer services).	56	15,576,389	(5)	54.9
James A. Lane, Jr.	Executive Vice President of the Company and President, Chaparral Boats, Inc.	58	134,130	(6)	0.5
Names of Directors Whose Terms Have Not Expired
Class I (Term Expires 2002)
R. Randall Rollins(4)	Chairman of the Board and Chief Executive Officer of the Company; Chairman of the Board and Chief Executive Officer of Rollins, Inc. (consumer services) (since October 1991); Vice Chairman of the Board of Rollins, Inc. (prior to October 1991).	69	15,534,999	(7)	54.8
Henry B. Tippie	Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services).	74	1,668,678	(8)	5.9
James B. Williams	Chairman of the Executive Committee, SunTrust Banks, Inc. (bank holding company) since 1998; and Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc. from 1995 to 1998	67	40,000		0.1
Class II (Term Expires 2003)
Richard A. Hubbell	President and Chief Operating Officer of the Company.	56	362,808	(9)	1.3
(1)
Unless otherwise noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his or her present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the boards of directors of the following companies: Henry B. Tippie: Matlack Systems, Inc., Dover Downs Entertainment, Inc. and SafetyKleen; James B. Williams: SunTrust Banks, Inc., The Coca-Cola Company, Genuine Parts Company, and Georgia-Pacific Corporation; R. Randall Rollins: SunTrust Banks, Inc., SunTrust Banks of Georgia and Dover Downs Entertainment, Inc. All of the directors shown in the above table, with the exception of Messrs. Hubbell and Lane and Ms. Graham, are also directors of Rollins, Inc. In addition, all of the directors listed above will also be directors of Marine Products, pursuant to the spin-off, effective on February 28, 2001.

(2)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)
Includes 16,000 shares subject to options that are currently exercisable or that become exercisable within 60 days of the date hereof, and 19,200 shares of restricted stock awards. One-third of the options and performance restricted stock awards that have not been earned and issued into escrow will be surrendered for cancellation and replaced with options and awards under the Marine Products 2001 Employee Stock Incentive Plan.

(4)
R. Randall Rollins and Gary W. Rollins are brothers.

(5)
See information contained in footnote (4) to the table appearing in Capital Stock section.

(6)
See information contained in footnote (6) to the table appearing in Capital Stock section.

(7)
See information contained in footnote (3) to the table appearing in Capital Stock section.

(8)
Includes 1,418,678 shares of Common Stock of the Company in trusts of which he is a Trustee or Co-Trustee and as to which he shares voting and investment power. Does not include 12,408 shares held by the Estate of John W. Rollins; Mr. Tippie is the executor of the estate.

(9)
See information contained in footnote (5) to the table appearing in Capital Stock section.

BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS

    During 2000 non-employee Directors received from the Company $1,000 for each meeting of the Board of Directors or committee they attended, plus $10,000 per year.

    The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman, Wilton Looney and James B. Williams. The Audit Committee held five meetings during the fiscal year ended December 31, 2000. Its functions are described under the caption, "Report of the Audit Committee." The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman, Wilton Looney, and James B. Williams. It held one meeting during the fiscal year ended December 31, 2000. The functions of the Compensation Committee are to review the Company's executive compensation structure and to report to the Board any recommendation as to changes to insure continued effectiveness. The Board of Directors met four times during the fiscal year ended December 31, 2000. The Company does not have a nominating committee of the Board of Directors. No Director attended fewer than 75 percent of the aggregate of the Board meetings and meetings of committees on which he served during the fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the Directors named above who serve on the Company's Compensation Committee are or have ever been employees of the Company. No executive officer of the Company serves on a Compensation Committee of another company. R. Randall Rollins, an executive of the Company, serves on the Board of Directors of both SunTrust Banks, Inc. and SunTrust Banks of Georgia, a subsidiary of SunTrust Banks, Inc. Mr. Williams is the Chairman of the Executive Committee, SunTrust Banks, Inc. Mr. Rollins is not on the Compensation Committee of SunTrust Banks, Inc., or SunTrust Banks of Georgia. All banking services provided to the Company by SunTrust Banks of Georgia are priced at market-competitive rates.

EXECUTIVE COMPENSATION

    Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2000, 1999 and 1998 of those persons who were at December 31, 2000 (i) the Chief Executive Officer and (ii) the other Named Executives of the Company:

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
		Annual Compensation			Restricted Stock Awards ($) (1)	Securities Underlying Options (#)(1)
All Other Compensation(2)
Name and Principal Position	Year	Salary	Bonus
R. Randall Rollins Chairman of the Board and Chief Executive Officer	2000 1999 1998	$450,000 450,000 450,000	$0 0 0		0 0 0	0 0 0	$0 0 0
Richard A. Hubbell President and Chief Operating Officer	2000 1999 1998	437,568 400,000 400,000	225,000 0 100,000		0 206,250 0	0 68,000 50,000	2,040 1,920 1,920
James A. Lane, Jr.(3) Executive Vice President, and President, Chaparral Boats, Inc.	2000 1999 1998	67,841 67,841 67,841	3,259,448 2,168,007 1,900,350	(4)	0 0 0	0 0 0	2,040 1,920 1,920
Jonathan W. Moss Executive Vice President	2000 1999 1998	189,036 189,036 189,036	6,494 0 36,471		0 0 0	0 0 0	2,040 1,920 1,920
Ben M. Palmer Vice President, Chief Financial Officer, and Treasurer	2000 1999 1998	172,100 160,000 137,500	50,000 30,000 31,250		0 41,250 102,000	0 13,000 10,000	2,040 1,920 1,920
(1)
The total number of shares held and their values on December 31, 2000 were as follows: Mr. Hubbell, 150,000 shares valued at $2,175,000 of which 8,000 shares are subject to issuance upon meeting performance criteria as defined in the related Performance Restricted Stock Agreement; Mr. Lane, 40,000 shares valued at $580,000; Mr. Moss 32,000 shares valued at $464,000; and Mr. Palmer, 24,000 shares valued at $348,000 of which 6,000 shares are subject to issuance upon meeting performance criteria as defined in the related Performance Restricted Stock Agreement. The December 31, 2000 values are based on the December 29, 2000 closing market stock price of $14.50 and do not take into account any diminution of value attributable to vesting provisions on these shares. One-third of the options and performance restricted stock awards that have not been earned and issued into escrow will be surrendered for cancellation and replaced with options and awards under the Marine Products 2001 Employee Stock Incentive Plan, pursuant to the spin-off. Time-Lapse Restricted Stock vests ten years from the date of grant. This stock is forfeited if the employment of the Named Executive terminates prior to vesting for reasons other than death, retirement or permanent disability. During these ten years, grantees receive all dividends declared and retain voting rights for the granted shares. Performance Restricted Stock is granted, but not earned and issued, until certain five year tiered performance criteria are met. The performance criteria are predetermined market prices of the Company's stock. On the date the stock appreciates to each level (determination date), 20 percent of performance shares are earned. Once earned, the stock vests five years from the determination date. After the determination date, the grantee will receive all dividends declared and also voting rights to the shares.

(2)
Effective July 1, 1984, the Company adopted the RPC, Inc. 401(k) Plan ("401(k) Plan"), a qualified retirement plan designed to meet the requirements of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides for a matching contribution of forty cents ($.40) for each one dollar ($1.00) of a participant's contribution to the 401(k) Plan, not to exceed 3 percent of his or her annual compensation (which includes commissions, overtime and bonuses). A participant's voluntary pretax salary deferrals made under the 401(k) Plan are in lieu of payment of compensation to the participant. The amounts shown in this column represent the Company match for the Named Executives.

(3)
James A. Lane, Jr. will no longer be an employee of RPC, effective with the spin-off of Marine Products on February 28, 2001, but will serve as a director of RPC.

(4)
Includes a bonus of $2,407,323 pursuant to Mr. Lane's employment agreement plus an additional bonus of $852,125 from the gain on settlement of claim of an antitrust allegation asserted against Brunswick Corporation by the American Boatbuilders Association (ABA), of which Chaparral is a member.

OPTION/SAR GRANTS IN FISCAL YEAR 2000

    No Options or Stock Appreciation Rights were granted during the year ending December 31, 2000.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2000
AND YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY End(#)(1) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs At FY END($)(1) Exercisable/ Unexercisable
R. Randall Rollins	0	0	0/0	0/0
Richard A. Hubbell	0	0	135,200/64,800	1,005,380/374,100
James A. Lane, Jr.	0	0	0/0	0/0
Jonathan W. Moss	0	0	0/0	0/0
Ben M. Palmer	0	0	19,200/13,800	106,150/80,475
(1)
Based on the closing price of Company Common Stock on the New York Stock Exchange on December 29, 2000 of $14.50 per share. One-third of the options and awards that have not been earned and issued into escrow will be surrendered for cancellation and replaced with options and awards under the Marine Products 2001 Employee Stock Incentive Plan pursuant to the spin-off.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other Company filings, including this Proxy Statement, in whole or in part, the following Audit Committee and Compensation Committee reports and the Performance Graph included herein shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees RPC's reporting process on behalf of the Board of Directors. The Audit Committee of the Board of Directors is established pursuant to the Company's Bylaws and the Audit Committee Charter adopted by the Board of Directors on April 25, 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

    Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

    Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the New York Stock Exchange.

    With respect to the year ended December 31, 2000, in addition to its other work, the Audit Committee:

  •
  Reviewed and discussed with the Company's management the audited financial statements of the Company as of December 31, 2000 and for the year then ended;

  •
  Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America; and

  •
  Received from the independent auditors written affirmation of their independence required by Independence Standards Board No.1 and discussed with the auditors the firm's independence.

    Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2000 and for the year then ended, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE

                      Henry B. Tippie, Chairman
                      Wilton Looney
                      James B. Williams

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

    During the fiscal year 2000, the members of the Compensation Committee of the Board of Directors held primary responsibility for determining executive compensation levels. The Compensation Committee is comprised of outside directors who are not eligible to participate in the Company's compensation plans and over whose name this report is presented.

    The Company is engaged in highly competitive industries. The actions of the executive officers have a profound impact on the short-term and long-term profitability of the Company; therefore, the design of the executive officer compensation package is very important. In order to retain key employees, the Company has an executive compensation package that is driven by an increase in shareholder value, the overall performance of the Company, and the individual performance of the executive. The measures of the Company's performance include revenues and net income.

    Pursuant to the above compensation philosophy, the three main components of the executive compensation package are base salary, cash based incentive plans, and stock based incentive plans.

Base Salary

    The factors subjectively used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance, and the salary received by peers in similar positions in the same geographic area. These factors are not used in any specific formula or weighting. The salaries of the Named Executives are reviewed annually. Increases to base salaries for the Named Executives ranged up to 13 percent based on individual performance.

Cash Based Incentive Plans

    The Company has individualized cash based incentive plans developed to reward individual performance. The Company includes several subsidiaries conducting business in unrelated industries, so each compensation plan was designed to be motivational and appropriate, based on the norms in that industry.

    The annual cash based incentive compensation package for the executive officers is developed by the Chief Executive Officer of the Company prior to the end of each fiscal year. It is based upon performance objectives for the ensuing fiscal year. The Named Executives participate in a variety of individualized performance bonus plans designed to encourage achievement of short-term objectives. These plans all have payouts subjectively based on net income, budget objectives, and other individual specific performance objectives. The specific performance objectives relate to each executive improving the contribution of his functional area of responsibility to further enhance the earnings of the Company. The performance objectives and incentive package are then reviewed by the Committee and are either accepted or modified. The Chief Executive Officer does not participate in the cash incentive plans.

    One of the Named Executives, James A. Lane, Jr. has an employment agreement with the Company that was first entered into as part of the Company's acquisition of Chaparral Boats, Inc. on November 4, 1986. Under this agreement, Mr. Lane receives an annual cash incentive bonus of 10 percent of pretax profit of Chaparral Boats, Inc. This incentive payment was approximately 98 percent of the total cash compensation paid to this executive in 2000. During 2000, Mr. Lane received in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance related compensation exemptions are met, during any one fiscal year). The Company obtained stockholder approval of this agreement at the April 25, 1995 Stockholders' meeting in order to qualify for the performance related compensation exemption. As of February 28, 2001, the effective date of the spin-off, Mr. Lane's employment agreement will no longer be an obligation of RPC.

Stock Based Incentive Plans

    Awards under the Company's 1994 Employee Stock Incentive Plan are purely discretionary, and are not based on any specific formula and may or may not be granted in any given fiscal year. Grants are made under the Plan, and the Plan is administered by, non-employee Directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. When considering the grant of stock options, the Compensation Committee gives consideration to the overall performance of the Company and the performance of individual employees. The Chief Executive Officer, R. Randall Rollins, maintains significant ownership interest in the Company, and was, therefore, not considered for grants in 2000 under the 1994 Employee Stock Incentive Plan. During the fiscal year 2000, no options were granted to any of the Named Executives pending the completion of the spin-off of the Company's powerboat manufacturing business, which became effective on February 28, 2001.

    The Committee considers it unlikely that any participants in the Company's stock plans will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance related compensation exemptions are met) during any fiscal year, and has therefore, determined that since the exemption requirement does not apply, the Company will not change its various compensation plans, or otherwise meet the requirements of such exemption, at this time.

CEO Pay

    The CEO's compensation is determined by the Compensation Committee. For fiscal year 2000, the cash compensation of R. Randall Rollins, Chairman and Chief Executive Officer, was $450,000, the same as it was in 1999. This represents the total compensation for Mr. Rollins, no portion of which was in performance driven bonuses or stock based incentive plans. The CEO's compensation is based upon the long-term growth in net income, stockholder value improvements and the CEO's individual performance. The decision of the Committee is subjective and is not based upon any specific formula or guidelines. The CEO does not consult with the Committee when his salary or incentive is determined. Neither the CEO nor any member of the Compensation Committee participates in any Company incentive program.

                      COMPENSATION COMMITTEE

                      Henry B. Tippie, Chairman
                      Wilton Looney
                      James B. Williams

COMMON STOCK PERFORMANCE

    As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of the cumulative total stockholder return based on the performance of the stock of the Company, assuming dividend reinvestment, as compared with both a broad equity market index and an industry or peer group index. The indices included in the following graph are the S&P 500 Index and a peer group which includes companies that are considered peers of the subsidiaries of the Company. See "Recent Developments" for a discussion of the spin-off of the business conducted by Chaparral. The companies included in the peer group have been weighted according to each respective issuer's stock market capitalization at the beginning of each year. The companies are Brunswick Corporation, which competes with the Company's boat manufacturing subsidiary; and Weatherford International, Inc., which competes with one of the largest oil and gas services subsidiaries of the Company.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN *

*
Assumes reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Prior to June 30, 1984, the Company was a wholly-owned subsidiary of Rollins, Inc. ("Rollins"). On June 30, 1984, Rollins effected a spin-off distribution to its stockholders of all of the outstanding shares of the Company (the "Rollins Spin-off"). Messrs. Gary W. Rollins and R. Randall Rollins, named in the table under "Capital Stock" on page 2, have substantially similar interests in Rollins as they do in the Company.

    The Company receives certain administrative services from Rollins. The service agreements between Rollins and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Charges to the Company (or to corporations which are subsidiaries of the Company) for such services aggregated $30,200 in 2000.

    Effective February 28, 2001, the Company will provide certain administrative services to Marine Products. The service agreements between Marine Products and the Company provide for the provision of services on a cost reimbursement basis and are terminable on 30 days notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Charges from the Company (or from corporations which are subsidiaries of the Company) for such services will be billed to Marine Products starting in March, 2001.

BENEFIT PLANS

    The Company's Retirement Income Plan, effective July 1, 1984, is a trusteed defined benefit pension plan. The amounts shown on the following table are those annual benefits payable for life on retirement at age 65. The amounts computed in the following table assume: (a) that the participant remains in the service of the Company until his normal retirement date at age 65; (b) that the participant's earnings continue at the same rate as paid in the fiscal year ended December 31, 2000 during the remainder of his service until age 65; (c) that the normal form of benefit is a single-life annuity, and (d) that the Plan continues without substantial modification. The column entitled remuneration represents all compensation in the Summary Compensation table included herein.

PENSION PLAN TABLE

Remuneration	15	20	25	30	35
$100,000	$22,500	$30,000	$37,500	$45,000	$45,000
200,000	45,000	60,000	75,000	90,000	90,000
300,000	67,500	90,000	112,500	135,000	135,000
400,000	90,000	120,000	150,000	180,000	180,000
500,000	112,500	150,000	187,500	225,000	225,000
600,000	135,000	180,000	225,000	270,000	270,000
700,000	157,500	210,000	262,500	315,000	315,000
800,000	180,000	240,000	300,000	360,000	360,000
900,000	202,500	270,000	337,500	405,000	405,000
1,000,000	225,000	300,000	375,000	450,000	450,000

    The above table does not reflect the Plan offset for Social Security average earnings, the maximum benefit limitations under Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), or the maximum compensation limitation under Section 401(a)(17) of the Code.

    Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding the employee's retirement date or, if earlier, the date of his termination of employment. All corporate employees of the Company and its subsidiaries (other than employees subject to collective bargaining agreements) are eligible to participate in the Retirement Income Plan after completing 1 year of service as an employee. The benefit formula is 1 1/2 percent of final average compensation less 3/4 of 1 percent (0.75%) of final average FICA earnings multiplied by years of service (maximum 30 years). The Plan also provides reduced early retirement benefits under certain conditions. In accordance with the Code, the maximum annual benefit that could be payable to a Retirement Income Plan beneficiary in 2000 was $135,000. However, this limitation does not affect previously accrued benefits of those individuals who became entitled to benefits in excess of $135,000 prior to the effective date of the applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. In accordance with the Code (as amended by the Omnibus Budget Reconciliation Act of 1993), the maximum compensation recognized by the Retirement Income Plan was $170,000 in 2000. Retirement benefits accrued at the end of any calendar year will not be reduced by any subsequent changes in the maximum compensation limit. Participants in the Rollins, Inc. Retirement Income Plan who transferred their employment to the Company as a result of the Rollins Spin-off participated immediately in the Plan. The current credited years of service for the five individuals named in the Summary Compensation table are: R. Randall Rollins—30, Richard A. Hubbell—14, James A. Lane, Jr.—13, Jonathan W. Moss—30, and Ben M. Palmer—4.

    Effective July 1, 1984, the Company adopted a qualified 401(k) Plan. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant's account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant's vested accrued benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. Also under the 401(k) Plan, the pre-tax account is payable upon attainment of age 59 1/2 or in the event of certain specified instances of financial hardship. Amounts contributed by the Company to the accounts of Named Executives for 2000 under this plan are reported in the "All Other Compensation" column of the Summary Compensation table included herein.

INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP served as the auditors for the Company for the fiscal year ended December 31, 2000. In addition to performing the audit of the Company's consolidated financial statements, Arthur Andersen provided various other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:

Audit and quarterly reviews	$90,000
All other services	$400,000

    Arthur Andersen did not provide any services related to financial information systems design and implementation during 2000. All other services include:

  1.
  Tax planning and preparation of tax returns of the Company

  2.
  Audit of the Company's employee benefit plans

  3.
  Acquisitions, due diligence reviews and services related to the spin-off transaction

    For the year ended December 31, 2000 the Company's Audit Committee has considered whether the provision of non-audit services is compatible with maintaining auditor independence.

    As is its policy, upon the recommendation of the Audit Committee, the Board of Directors shall select a firm of independent public accountants for fiscal 2001. It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to answer questions and make a statement should such representative so desire.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company has completed a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company by all Directors, Officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. In addition, the Company has a written representation from all Directors, Officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2000 have been satisfied, except that Mr. Moss filed one Form 5 late reporting one 1999 transaction.

STOCKHOLDER PROPOSALS

    Appropriate proposals of stockholders intended to be presented at the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Company by November 23, 2001 for inclusion in its Proxy Statement and form of proxy relating to that meeting. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act must be received by the Company by February 6, 2002 in order to be considered timely. If such stockholder proposals are not timely received, proxyholders will have discretionary voting authority with regard to any such stockholder proposals which may come before the 2002 Annual Meeting. With regard to such stockholder proposals, if the date of the 2002 Annual Meeting is subsequently advanced or delayed by more than 30 days from the date of the 2001 Annual Meeting, the Company shall, in a timely manner, inform stockholders of the change and the date by which proposals must be received.

VOTING PROCEDURES AND VOTE REQUIRED

    The Chairman of the Board of Directors of the Company will select a representative of the Company's transfer agent as Inspector of the Election, to determine the eligibility of persons present at the Annual Meeting to vote and to determine whether the name signed on each proxy card corresponds to the name of a stockholder of the Company. The Inspector shall also determine whether or not a quorum of the shares of the Company (consisting of a majority of the votes entitled to be cast at the Annual Meeting) exists at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum exists and a vote is taken at the Annual Meeting, the Inspector shall tabulate (i) the votes cast for or against each nominee for Director and (ii) the abstentions with respect to each nominee for Director.

    In accordance with the Delaware General Corporation Law, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Meeting. In the case of a plurality vote requirement (as in the election of Directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast in favor of each nominee, and hence only votes for a nominee (and not abstentions or broker non-votes) are relevant to the outcome.

MISCELLANEOUS

    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 is being mailed to stockholders with this Proxy Statement.

    Management knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. In as much as matters not known at this time that may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

                       BY ORDER OF THE BOARD OF DIRECTORS

                       Linda H. Graham, Secretary

Atlanta, Georgia
March 26, 2001

APPENDIX A
AUDIT COMMITTEE CHARTER

RPC INCORPORATED
AUDIT COMMITTEE CHARTER

PURPOSE

    The primary purpose of the Audit Committee (the "Committee") is to assist the Company's Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including (by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof) the Company's systems of internal accounting and financial controls, and the annual independent audit of Company's financial statements.

    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professional for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

MEMBERSHIP

    The Committee shall be comprised of not less than three members of the Board, and the Committee's composition shall meet all requirements of the Audit Committee Policy of the New York Stock Exchange.

    Accordingly, all of the members must be directors:

  •
  Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  •
  Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise.

KEY RESPONSIBILITIES

    The Committee's job is one of oversight and it recognizes that the Company's management members are responsible for the preparation of the Company's financial statements. Consequently, in discharging its oversight responsibilities, the Committee is not providing any expertise or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

  •
  The Committee shall review with management and the outside Company's auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. The management review shall include consultation with the Company's counsel relative to legal matters that could have a significant impact on the Company's financial statements.

  •
  As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q to be filed with the Commission and the matters required to be discussed by SAS No. 61. Such review shall occur prior to the filing of the Company's Quarterly Reports on Form 10-Q.

  •
  The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

  •
  The Committee shall:
•	Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1;
•	Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and
•	Recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.
  •
  The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

  •
  The Committee shall review the adequacy of the Charter on an annual basis.

RPC, INC.
Proxy Solicited by the Board of Directors of RPC, Inc.
for Annual Meeting of Stockholders on Tuesday, April 24, 2001, 9:30 A.M.

   The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 24, 2001, at 9:30 A.M. at 2170 Piedmont Road, NE, Atlanta, Georgia, or any adjournment thereof.

   The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 26, 2001, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or either of them, to vote as follows:

1.	/ /	FOR Wilton Looney, Gary W. Rollins and James A. Lane, Jr. as Class III Directors except as indicated below	/ /	ABSTAIN from voting for the election of all Class III nominees
2.	/ /	FOR Linda H. Graham as a Class II Director	/ /	ABSTAIN from voting for the election of Linda H. Graham

INSTRUCTIONS: To refrain from voting for any individual nominee, write that nominee's name in the space provided below:

3. ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(over)

RPC, INC.

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED "FOR" THE ABOVE-NAMED NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                            PROXY

                            Please sign below, date and return promptly.

                            Signature

                            Dated:  , 2001

                            (Signature should conform to name and title stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title upon signing)

NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

QuickLinks

PROXY STATEMENT
SOLICITATION OF AND POWER TO REVOKE PROXY
RECENT DEVELOPMENTS
CAPITAL STOCK
ELECTION OF DIRECTORS
BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN FISCAL YEAR 2000
AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2000 AND YEAR-END OPTION/SAR VALUES
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMMON STOCK PERFORMANCE
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
BENEFIT PLANS
PENSION PLAN TABLE
INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
VOTING PROCEDURES AND VOTE REQUIRED
MISCELLANEOUS
RPC INCORPORATED AUDIT COMMITTEE CHARTER
RPC, INC.